Exhibit 10.1

JOINDER AND AMENDMENT NO. 2 TO LOAN DOCUMENTS

Rocky Brands, Inc., an Ohio corporation (“Parent”), Lehigh Outfitters, LLC, a Delaware limited liability company (“Lehigh”), Lifestyle Footwear, Inc., a Delaware corporation (“Lifestyle”), Rocky Brands Wholesale LLC, a Delaware limited liability company (“Rocky Wholesale”), Rocky Brands International, LLC, an Ohio limited liability company (“Rocky International”), and Rocky Canada, Inc., a corporation formed under the laws of the Province of Ontario (“Rocky Canada”), and Creative Recreation, LLC, an Ohio limited liability company (“Creative”) (Parent, Lehigh, Lifestyle, Rocky Wholesale, Rocky International, Rocky Canada, and Creative collectively, the “Borrowers” and individually a “Borrower”), the Lenders listed on the signatures pages hereto (collectively, the “Lenders” and individually a “Lender”) and PNC Bank, National Association, as Agent for the Lenders (“PNC”) (PNC, in such capacity, the “Agent”), agree as follows effective as of December 13, 2013 (the “Effective Date”):

1.	Recitals.

1.1	As of October 20, 2010, certain of Borrowers, Lenders, and Agent, entered into a Revolving Credit, Guaranty, and Security Agreement (as amended, extended, modified, or restated, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement as amended. The Loan Agreement, the Other Documents, and all related loan and/or security documents related thereto are referred to herein as the “Loan Documents”.

1.2	The Loan Documents were amended effective as of May 9, 2013 pursuant to Amendment No. 1 to Loan Agreement.

1.3	Parent has formed Creative as a Subsidiary to acquire the assets of Kommonwealth, Inc., a California corporation, in a Permitted Acquisition. Accordingly, Creative is hereby joining the Loan Documents as a Borrower. In addition, Borrowers, Lenders, and Agent, have agreed to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

2.	Joinder.

2.1	As of the Effective Date, Creative assumes all the obligations of a “Borrower” under the Loan Agreement and Notes, and agrees that it is a Borrower and bound as a Borrower under the terms of the Loan Agreement and Notes, as if it had been an original signatory to the Loan Agreement and Notes. Creative shall be jointly and severally liable for the Obligations with each of the other Borrowers. All references in the other Loan Documents to a “Borrower”, “Grantor”, “Debtor”, “Loan Party”, “Obligor” or similar terms will include Creative, and Creative is hereby made a party to each of such documents as if Creative had been an original signatory to the Loan Documents.

2.2	Creative hereby assigns, pledges and grants to the Agent a security interest in all of its right, title and interest in and to the Collateral to secure the Obligations. Creative acknowledges that Agent is authorized to file such UCC Financing Statements with respect to the Collateral as it shall determine are necessary or advisable.

2.3	Creative represents and warrants to Agent that the representations and warranties set forth in the Loan Agreement applicable to it are true and correct in all material respects as of the date hereof.

2.4	Creative’s address for notices under the Agreement shall be the address of the Borrowers set forth in Section 16.6 of the Agreement.

3.	Amendment.

3.1	The Schedules to the Loan Agreement are hereby amended to add the supplemental disclosures set forth on the schedules attached hereto.

3.2	Section 1.2 of the Loan Agreement is hereby amended to add the following defined terms in alphabetical order:

“EBITDA Adjustment” means the lesser of (a) $750,000, and (b) the amount of the non-recurring transaction expenses incurred in connection with the Permitted Acquisition by Creative, to the extent such expenses have been included as expenses in the determination of net income, have not been capitalized, and have been paid in cash prior to, or within 60 days after the closing thereof.

“Suppressed Availability” means, as of any day, the lesser of (a) $5,000,000, and (b) the amount by which (i) the Formula Amount exceeds (ii) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all Letters of Credit.

3.3	The defined terms “Average Availability,” “Fixed Charge Coverage Ratio,” “Quarterly Liquidity,” “Satisfaction Event,” and "Triggering Event", each set forth in Section 1.2 of the Loan Agreement are hereby deleted and replaced with the following:

“Average Availability” shall mean, as of the date of determination, the sum of Undrawn Availability, plus Qualified Cash, plus Suppressed Availability for each day of the sixty (60) day period ending on such date, divided by sixty (60).

“Fixed Charge Coverage Ratio” shall mean and include for any fiscal period, for Parent and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA, plus non-cash charges against net income other than write-downs of Eligible Accounts, Eligible Inventory and Eligible Real Property, minus Unfinanced Capital Expenditures made, minus expenses for income or franchise taxes included as an expense in the determination of net income (other than any provision for deferred taxes), minus payment of deferred taxes relating to income and franchise taxes accrued in any prior period, plus the EBITDA Adjustment, to (b) Senior Debt Payments made, plus the amount of each reduction to the Amortizing Tranche required under Section 2.4, plus dividends paid by Parent, plus aggregate payments made on account of pension-related obligations to the extent not deducted as an expense in the determination of EBITDA during such fiscal period, all for the same fiscal period.

“Quarterly Liquidity” shall mean, for any fiscal quarter, an amount equal to (a) the daily average (as of the end of each Business Day) during such fiscal quarter of the sum of: (i) the lesser of (A) the Formula Amount minus the outstanding amount of the Revolving Advances, or (B) the Maximum Revolving Advance Amount, plus Suppressed Availability, minus the Maximum Undrawn Amount of all Letters of Credit, minus the outstanding amount of the Revolving Advances, plus (ii) Qualified Cash, minus (b) all amounts owing to Borrowers’ trade creditors which are 60 days or more past due as of the end of such fiscal quarter.

“Satisfaction Event” shall mean the first (1st) date after a Triggering Event on which both of the following conditions are satisfied: (a) the sum of Undrawn Availability, plus Qualified Cash, plus Suppressed Availability, has equaled more than $15,000,000 for a period of ninety (90) or more consecutive calendar days after such Triggering Event, and (b) no Default or Event of Default is continuing.

“Triggering Event” shall mean any one of the following: (a) the occurrence of an Event of Default, (b) the first (1st) date after the Closing Date (or the most recent Satisfaction Event if a Triggering Event has previously occurred) on which the sum of Undrawn Availability, plus Qualified Cash, plus Suppressed Availability, has equaled less than $10,000,000 for a period of ten (10) or more consecutive days, or (c) any date on which the sum of Undrawn Availability, plus Qualified Cash, plus Suppressed Availability, equals less than $7,500,000.

3.4	Section 7.7 of the Loan Agreement is hereby deleted and replaced with the following:

7.7 Dividends. Declare, pay or make any dividend or distribution on any shares of the Equity Interests of Parent (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any such Equity Interests of Parent, except that Parent shall be permitted to pay dividends to its shareholders or apply any of its funds to such purchase, redemption, retirement or acquisition each fiscal quarter, provided that (a) after giving effect to the payment of any of the foregoing there shall not exist any Event of Default or Default, (b) a notice of termination with regard to this Agreement shall not be outstanding, (c) the sum of Undrawn Availability, plus Qualified Cash, plus Suppressed Availability will be at least $10,000,000 immediately after giving effect to each such payment, (d) Average Availability will be at least $10,000,000 immediately after giving effect to each such payment, (e) the proforma Fixed Charge Coverage Ratio of Parent and its Subsidiaries on a consolidated basis will be at least 1.25 to 1.00 for the twelve (12) month period ending on the last day of the fiscal quarter immediately prior to the fiscal quarter of the proposed payment, after giving effect to such payment, as evidenced by a pro-forma Compliance Certificate delivered by the Borrowing Agent, and (f) each such payment may be made only after Agent shall have received a Compliance Certificate for such immediately prior fiscal quarter. All calculations and projections to be made pursuant to this Section shall be subject to the Agent’s approval and provided to the Agent prior to the making of the applicable payment.

3.5	The second sentence of Section 9.2 of the Loan Agreement is hereby deleted and replaced with the following:

Commencing upon the sum of Undrawn Availability, plus Qualified Cash, plus Suppressed Availability being less than $15,000,000 for a period in excess of five (5) consecutive days, unless waived by Agent in its sole discretion or until the sum of Undrawn Availability, plus Qualified Cash, plus Suppressed Availability exceeds $17,000,000 for a period in excess of ten (10) consecutive days thereafter), deliver to Agent on or before the second (2nd) Business Day of each week as and for the prior week, a report of sales, credits, and collections (which shall be calculated as of the last day of the prior week and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement).

3.6	The Security Agreement - Limited Liability Company Membership (the “Security Agreement”) between Parent and Agent and dated as of the Closing Date is hereby amended to include Creative within the definition of “Limited Liability Company” set forth in Section 1 of the Security Agreement. Parent hereby grants to Agent a security interest in and Lien upon 100% of the Equity Interests in Creative to secure the Obligations. By its execution of this Amendment, Creative joins the Acknowledgement attached to the Security Agreement as a “Limited Liability Company” and agrees to be bound by the terms thereof as if Creative had been an original signatory thereto.

4.	Consents.

4.1	Notwithstanding the requirements of Section 4.15(h) of the Loan Agreement, remittances with respect to Receivables acquired in the Permitted Acquisition by Creative shall not be required to be paid to an account that is a Blocked Account or Collection Account until January 31, 2014 and thereafter. Receivables and Inventory acquired in the Permitted Acquisition by Creative shall not constitute Eligible Receivables or Eligible Inventory unless Agent agrees otherwise in writing.

4.2	Notwithstanding the requirements of Sections 9.7 and 9.9 of the Loan Agreement, the financial results of Creative shall not be required to be consolidated with the Borrowers until December 31, 2013 and thereafter.

5.	Representations, Warranties and Covenants. To induce Agent and Lenders to enter into this Amendment, each Borrower represents, warrants, and covenants, as applicable, as follows:

5.1	Representations and Warranties. The representations and warranties of Borrowers contained in the Loan Documents are deemed to have been made again on and as of the date of execution of this Amendment, except to the extent that such representations and warranties were expressly limited to an earlier date.

5.2	No Defaults. No Event of Default or Default exists on the date hereof.

5.3	No Claims. Each Borrower represents and warrants that, to its knowledge, it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, existing as of the date of this Amendment (collectively, “Claims”) against Agent or Lenders, their direct or indirect parent corporations or any direct or indirect Affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to Agent and Lenders to enter into this Amendment, each Borrower on behalf of itself, and all of its respective successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown in existence as of the date hereof, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Loan Documents.

5.4	Authorization. This Amendment and the related documents have been duly authorized by each Borrower. Each Borrower has the full right, power and authority to enter into this Amendment and perform its respective obligations hereunder.

5.5	No Misrepresentations. No information or material submitted to Agent in connection with this Amendment contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

5.6	No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by each Borrower of its obligations hereunder do not and will not conflict with any provision of law or the organizational documents of Borrowers or of any agreement binding upon Borrowers.

5.7	Enforceability. This Amendment and each of the related documents is a legal and valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms.

5.8	Ratification. Except as expressly modified herein, the Loan Agreement, as amended, is and remain in full force and effect. The Loan Documents are hereby ratified and confirmed as the continuing obligation of Borrowers.

6.	Conditions Precedent. The closing of this Amendment is subject to the following conditions precedent:

6.1	Fees and Expenses. Borrowers will pay to Agent for the benefit of Lenders an amendment fee in the amount of $15,000, plus all reasonable and documented attorneys’ fees and expenses of Agent incurred in connection with this Amendment. Such fees and expenses may be charged to Borrowers by Agent as a Revolving Advance.

6.2	Closing Memorandum. Borrowers will have delivered (and executed to the extent applicable) each of the documents listed on the Closing Memorandum attached hereto as Exhibit 6.2 in form and substance satisfactory to Agent and its counsel.

6.3	Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the related documentation shall be satisfactory in form and substance to Agent and its counsel.

6.4	The representations and warranties of Borrowers in Section 5 herein will be true.

7.	General.

7.1	This Amendment is an “Other Document” as defined in the Loan Agreement.

7.2	Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Agent or Lenders under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Advances.

7.3	All representations and warranties made by Borrowers herein will survive the execution and delivery of this Amendment.

7.4	This Amendment will be binding upon and inure to the benefit of Borrowers, Agent, and Lenders and their respective successors and assigns.

7.5	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

7.6	This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

7.7	Each Borrower agrees to execute such other instruments and documents and provide Agent with such further assurances as Agent may reasonably request to more fully carry out the intent of this Amendment.

7.8	This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile transmission or other electronic means shall be deemed to be an original signature hereto.

7.9	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

Signature Page Follows

Signature Page to Joinder and Amendment No. 2 to Loan Documents

Executed as of the Effective Date

Rocky Brands, Inc.,
Lifestyle Footwear, Inc.,
Rocky Brands Wholesale LLC,
Lehigh Outfitters, LLC,
Rocky Brands International, LLC,
Rocky Canada, Inc.,
Creative Recreation, LLC
as Borrowers

By:	/s/ James E. McDonald
James E. McDonald
Executive Vice President and
Chief Financial Officer of each Borrower

PNC Bank, National Association,
as Agent and a Lender

By:	/s/ Christopher Tully
Christopher Tully
Vice President

U.S. Bank National Association,
as a Lender

By:	/s/ Aaron R. Sceva
Aaron R. Sceva
Assistant Vice President

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